Exhibit 99.1

Moatable Announced Appointment of Director and Interim Chief Financial Officer

Phoenix, Arizona, October 26, 2023 — Moatable, Inc. (NYSE: MTBL) (“Moatable” or the “Company”), which operates two US-based SaaS businesses, Chime Technologies Inc.© and Trucker Path Inc.©, today announced that Mr. Lin Cong resigned from the Company's Board of Directors, effective on October 23, 2023. Mr. Cong resigned for personal reasons and not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices. The Company’s Board of Directors has approved the appointments of Ms. Rebecca Polak to replace Mr. Lin Cong as director and Mr. Michael Schifsky as interim Chief Financial Officer, effective on October 26, 2023.

Ms. Rebecca Polak has provided strategic leadership and vision for technology start-up companies, focusing on improving go-to-market strategies, customer support, and product offerings. She oversaw the corporate sales team at CarLotz, leading to a substantial increase in consigned cars by corporate consignors year-over-year. Furthermore, Ms. Polak has played an instrumental role in public company boards, serving as the Compensation Committee Chair of RumbleOn (NASDAQ: RMBL) and for AAA Hoosier Motor Club. Ms. Polak's leadership will be instrumental as she joins the Company’s Board of Directors, taking on the role of chair of the Compensation Committee and serving as a member of the Audit Committee and the Corporate Governance and Nominating Committee.

With a career spanning over three decades, Mr. Schifsky’s career highlights include overseeing SEC, Sarbanes-Oxley, NASDAQ, and NYSE reporting. Mr. Schifsky has held key CFO positions in public and private companies, including his tenure as CFO at Xhibit Corp, a digital marketing and technology development company. Prior to his role at Xhibit, he served as an independent consultant and interim CFO for a range of companies, including Big Bear Mining Company and MD Helicopter. His expertise in SEC reporting and operational management and his proactive management style positions him as a valuable asset to the Company’s leadership team.

“On behalf of the Board of Directors, I would like to express my gratitude to Mr. Cong for his time, dedication, and valuable contribution to Moatable over the years," said Moatable's Chairman and Chief Executive Officer, Mr. Joseph Chen. "We are pleased to have named Ms. Rebecca Polak to join our Board of Directors and Mr. Michael Schifsky as our interim Chief Financial Officer. Both of them bring a wealth of expertise and experience to our organization.”

About Moatable Inc.

Moatable, Inc. (NYSE: MTBL) operates several US-based SaaS businesses including Chime, Inc. and Trucker Path. Moatable’s American depositary shares, each of which currently represents forty-five Class A ordinary shares, trade on NYSE under the symbol “MTBL”.

Forward-Looking Statements

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar statements. Statements that are not historical facts, including statements about Moatable’s beliefs and expectations, including statements on making investments and operating businesses that generate long-term returns for investors, and expectations for future growth and innovation are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. A number of factors could cause actual results to differ materially from those contained in any forward-looking statement, including but not limited to the following: Moatable’s goals and strategies; Moatable’s future business development, financial condition and results of operations; Moatable’s expectations regarding demand for and market acceptance of its services; Moatable’s plans to enhance user experience, infrastructure and service offerings. Further information regarding these and other risks is included in our annual report on Form 10-K for the year ended December 31, 2022 and other documents filed with the SEC. All information provided in this press release is as of the date of this press release, and Moatable does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

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For more information, please contact:

Investor Relations Department

Moatable, Inc.

Email: ir@moatable.com

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